SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (the "Seventh Amendment") is made as of the ____ day of August, 2015, by and between **FORT LAUDERDALE CROWN CENTER, INC.**, a Florida corporation (hereinafter referred to as "Landlord") and **FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.**, a Delaware corporation (hereinafter referred to as "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated on or about October, 1999 (the "Original Lease"), for approximately 13,502 rentable square feet (the "Original Premises") located on the second (2nd) floor in Suite 220 of that certain Building known as the "Crown Center" located at 1415 Cypress Creek Road, Fort Lauderdale, Florida 33309 (the "Original Building"); and

WHEREAS, the Original Lease was amended by (i) that certain Amendment Number One to Lease Agreement dated December 19, 1999 (the "First Amendment"), and (ii) that certain Second Amendment to Lease Agreement dated April 24, 2003 (the "Second Amendment"); and

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated April 28, 2004 (the "Third Amendment") to, inter alia, relocate the Original Premises to the premises containing approximately 9,716 rentable square feet located on the second floor in Suite 204 of the "Crown Center" building located at 1475 Cypress Creek Road, Fort Lauderdale, Florida 33309 (the "New Building"); and

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease Agreement dated February 10, 2006 (the "Fourth Amendment") which added 3,433 rentable square feet on the second floor of the Building to the Premises located in the New Building and depicted upon Exhibit "A" to the Fourth Amendment; and

WHEREAS, Landlord and Tenant entered into that certain Fifth Amendment to Lease Agreement dated August 1, 2009 (the "Fifth Amendment") to reduce the rentable square feet of the space at the Premises in the New Building by 3,433 square feet;

WHEREAS, Landlord and Tenant entered into that certain Sixth Amendment to Lease Agreement dated July 23, 2014 (the "Sixth Amendment") to extend the term; and

WHEREAS, the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and Sixth Amendment shall be collectively hereinafter be referred to as the "Lease"; and

WHEREAS, Landlord and Tenant desire to enter into this Seventh Amendment under the terms and provisions as set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, the promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of

which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. **Recitals.** The foregoing recitations are true and correct and are incorporated herein by reference.

2. **Conflict.** In the event of any conflict between the provisions of the Lease and the provisions of this Seventh Amendment, the provisions of this Seventh Amendment shall control. The initial capitalized terms used herein shall have the same meaning given such terms in the Lease, unless otherwise defined herein or unless the context otherwise indicates.

3. **Term.** The Lease Term is hereby extended from September 1, 2015 through August 31, 2016 (the "Second Extended Lease Term"). Tenant may elect to extend the Lease Term for up to an additional six (6) months (the "Third Extended Lease Term") beginning September 1, 2016, by delivering written notice to Landlord no later than June 30, 2016, specifying the specific number of additional months Tenant desires to further extend the Lease Term. Base Rent for the Third Extended Lease Term shall be the same as Base Rent for the last six months of the Second Extended Lease Term.

4. **Base Rent and Additional Rent.** Beginning September 1, 2015, Tenant shall pay Base Rent to Landlord, plus applicable sales tax thereon, in the amount of $15.50 per rentable square foot per year ($80,336.50), or the sum of $6,694.71 per month, for the first six months of the Second Extended Lease Term. Beginning March 1, 2016, Tenant shall pay Base Rent to Landlord, plus applicable sales tax thereon, in the amount of $16.28 per rentable square foot per year ($84,379.24), or the sum of $7,031.60 per month, and any Third Extended Lease Term (if timely elected by Tenant), plus sales tax and Additional Rent. Additional Rent is currently $8.75 per rentable square foot per year ($45,351.25 per year, or $3,779.27 per month).

5. **Broker.** The parties represent and warrant to each other that they have not dealt with any real estate brokers, salesmen, or finders in connection with this Seventh Amendment. If a claim for commission in connection with this transaction is made by any broker, salesmen, or finder claiming to have dealt through on behalf of one of the parties hereto, such party shall indemnify, defend and hold the other party harmless from and against all liabilities, damages, claims, costs, fees and expenses (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for brokerage.

6. **Choice of Law.** This Seventh Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct, or by any other means except by a written instrument, duly executed by the party to be bound thereby. This Seventh Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

7. **Ratification.** Except as modified hereby, the Lease shall remain in full force and effect in accordance with the terms and provisions thereof and the parties hereby ratify and affirm all of the terms and conditions thereof.

8. **Acknowledgment of Non-Existence of Claims.** Both Landlord and Tenant acknowledge and agree that as of the day hereof there are no known existing defaults under the Lease, or no known events, which with the giving of notice or the passage of time or both, would constitute a default under the Lease as amended hereby. Both Landlord and Tenant further acknowledge and agree that there are no other claims by them against the other party arising from the relationship as Landlord and Tenant, pursuant to the Lease, as amended.

9. **Counterparts.** This Seventh Amendment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

10. **Authority.** Each party warrants and represents that it has the authority to enter into this Seventh Amendment without the joinder of any other party; that the person executing this Seventh Amendment of its behalf is authorized to do so; and that this Seventh Amendment is valid, binding and enforceable against such party, subject to applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws).

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Seventh Amendment as of the date first above written.

"LANDLORD"

WITNESS:

Print Name: Louise Jaffe

Print Name: Y.C. Mercado

FORT LAUDERDALE CROWN CENTER, INC., a Florida corporation

By:

Print Name: James E. Goldstein

Title: President

"TENANT"

WITNESS:

Print Name: Jon Kaufman

Print Name: Tom Durkin

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation

By:

Print Name: Gordon Hutchins, Jr.

Title: President & COO

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